Exhibit 99.1

PAE Reports Second-Quarter 2021 Financial Results

Highlights

•Second-quarter revenue of $747.2 million
•Second-quarter operating income of $30.8 million
•Second-quarter net income of $14.4 million
•Second-quarter adjusted EBITDA1 of $53.3 million (margin of 7.1%1 of revenue)
•Second-quarter cash flow used in operations of $11.9 million
•Second-quarter net bookings of $731 million (1.0x book-to-bill); $2.9 billion for the trailing 12 months (1.0x book-to-bill)
•Company reiterates fiscal 2021 financial guidance

FALLS CHURCH, Va., August 5, 2021 — PAE Incorporated (“PAE” or the “Company”) (NASDAQ: PAE, PAEWW) today announced second-quarter 2021 financial and operating results.

CEO Commentary

PAE Interim President and CEO Charlie Peiffer said, “We delivered strong adjusted EBITDA and margins with solid revenue performance in the quarter. We started to see a pickup in contract awards activity, which provides the foundation for revenue growth heading into the second half of the year.”

Second-Quarter 2021 Results

Revenues for the quarter of $747.2 million increased $103.9 million, or 16.2%, compared to the prior year period. The increase was attributable to $93.1 million of revenue from recent acquisitions and by a $10.8 million net increase from new business awards and other changes in contract volume. The Global Mission Services and National Security Solutions segments’ revenues increased by approximately $3.5 million and $100.4 million, respectively.

Operating income for the quarter was $30.8 million, compared with operating income of $34.3 million in the prior year period. The decrease resulted from higher selling, general and administrative expenses and increased amortization of intangible assets, which decrease was partially offset by higher revenue volume.

The net income attributed to PAE for the quarter was $14.4 million, or $0.15 per diluted share, compared with a net loss of approximately $3.4 million, or $(0.04) per diluted share in the prior year period. The improvement in net income for the second quarter of 2021 was primarily driven by changes in fair value of the warrants, which increase was partially offset by the factors impacting operating income.
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. A reconciliation of adjusted EBITDA and adjusted EBITDA margin to their most directly comparable GAAP financial measure, net income (loss), and a discussion of Adjusted EBITDA, Adjusted EBITDA margin and other non-GAAP financial measures, is contained in the “Non-GAAP Financial Measures” section of this release.

Adjusted EBITDA for the quarter was $53.3 million, or 7.1% of revenue, compared to $48.4 million, or 7.5% of revenue, in the prior year period. Adjusted EBITDA increased due to higher revenue volume while margins declined due primarily to higher selling, general and administrative expenses in the current period.

Global Mission Services

GMS revenues for the quarter of $511.3 million increased $3.5 million, or about 1.0%, compared to the prior year period. The increase was attributable to new business awards, which increase was partially offset by reductions in contract volume on certain programs.

GMS operating income for the quarter was $28.7 million, compared to $31.5 million in the prior-year period. The decrease was driven by higher selling, general and administrative expenses which was partially offset by higher revenue volume.

GMS adjusted operating income2 for the quarter was $34.6 million, or 6.8% of revenue, compared to $37.4 million, or an operating margin of 7.4% of revenue, in the prior year period. The reduction in GMS adjusted operating income and margins2 was driven by higher selling, general and administrative expenses, which decrease was partially offset by higher revenue volume.

National Security Solutions

NSS revenues for the quarter of $235.9 million increased $100.4 million, or 74.1%, compared to the prior year period. The increase was attributable to $93.1 million of revenue from recent acquisitions and a $7.4 million increase from in contract volume.

NSS operating income for the quarter was $9.2 million, compared to $7.7 million in the prior year period. The increase resulted from higher revenue volume and improved program performance, which increase was partially offset by higher selling, general and administrative expenses.

NSS adjusted operating income3 for the quarter was $18.7 million, or 7.9% of revenue, compared to $11.0 million, or 8.1% of revenue, in the prior year period. The variances in NSS adjusted operating income and margins were driven by the increase in revenue volume and program performance, which increases were partially offset by higher selling, general and administrative expenses.

Cash Flow Summary

Net cash used in operating activities for the quarter of $11.9 million decreased $56.5 million over the prior year period, primarily as a result of lower comparable cash collections due to timing of customer payments, partially offset by customer advances and billings in excess of costs and net income growth.

As of June 27, 2021, PAE had cash and cash equivalents totaling $94.7 million and had no outstanding borrowings on its senior secured revolving credit facility.

2 GMS adjusted operating income and adjusted operating income margin are non-GAAP financial measures. A reconciliation of GMS adjusted operating income and adjusted operating income margin to their most directly comparable GAAP financial measure, GMS operating income (loss), is contained in the “Non-GAAP Financial Measures” section of this release.
3 NSS adjusted operating income and adjusted operating income margin are non-GAAP financial measures. A reconciliation of NSS adjusted operating income and adjusted operating income margin to their most directly comparable GAAP financial measure, NSS operating income (loss), is contained in the “Non-GAAP Financial Measures” section of this release.

Business Development Highlights and Contract Awards

Net bookings totaled $731 million in the second quarter and $2.9 billion over the trailing 12 months, representing a book to bill ratio of 1.0x for both the second quarter and trailing 12 months.

Notable second quarter awards received include:

Notable New Business Awards:

•DIA SIA 3 task order: Edge Analytic Solutions, LLC, a joint venture between NSS and Prescient Edge Corporation, was awarded a task order, of which, approximately $65 million is attributable to NSS, to provide counter and human intelligence support services to a national security customer.

•Contract Field Teams’ Maintenance Service Contract: GMS was awarded an approximate $30 million task order on the Contract Field Teams’ Maintenance Services Contract for aviation maintenance and logistics, which supports the U.S. Army’s 1106th Theater Aviation Sustainment Maintenance Group in Fresno, California.

Notable Recompete Awards:

•Naval Expeditionary Forensics and Biometrics: NSS was awarded a contract, valued at approximately $95 million, to provide support to U.S. Navy efforts related to forensics and biometrics requirements.

Notable IDIQ Awards:

•Naval Facilities Engineering Systems Command Far East: GMS was awarded a single award, indefinite delivery, indefinite quantity contract valued at approximately $74 million by Naval Facilities Engineering Systems Command Far East for base operating support services at Marine Corps Air Station Iwakuni, Japan.

•U.S. Air Force Engineering Assessment, Procurement, Integration and Contractor Logistics Support: GMS won a seat on the 10-year, $950 million Engineering Assessment, Procurement, Integration and Contractor Logistics Support contract to support foreign military sales transactions focused on engineering, sustainment and integration-based solutions for intelligence, surveillance and reconnaissance platforms.

The Company’s backlog at the end of the quarter was $7.4 billion, of which approximately $1.2 billion was funded.

Following the end of the second quarter, GMS was awarded an approximately $402 million contract by the National Aeronautics and Space Administration to provide a wide range of facility support services at Lyndon B. Johnson Space Center in Houston, Texas. This award was subsequently protested by a competitor, and the protest is currently pending at the Government Accountability Office.

2021 Financial Outlook

PAE is reiterating the fiscal 2021 guidance it issued on March 11, 2021, based on the Company's financial results for the first six months of 2021 and its current outlook for the remainder of the year. The table below summarizes the Company's 2021 financial guidance:

Revenue: $3,050 million - $3,150 million
Adjusted EBITDA: $205 million - $215 million
Cash flow provided by operations: At least $120 million

Adjusted EBITDA is a non-GAAP financial measure. The Company is not providing a quantitative reconciliation of adjusted EBITDA in its 2021 financial guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in Securities and Exchange Commission rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the Company does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in actual GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP). Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, actual results could differ materially from these non-GAAP financial projections.

Conference Call Information

As previously announced, PAE will host a conference call and webcast today, August 5, 2021, at 8 a.m. ET. Management will review the Company's second-quarter 2021 financial results, followed by a question-and-answer session. Listeners will be able to access a presentation summarizing the second-quarter 2021 results on the PAE Investor Relations website.

Interested parties are invited to join the webcast from the PAE Investor Relations website and may register for an email reminder using the “Events and Presentations” link. Due to the COVID-19 pandemic, teleconference providers globally are experiencing significant increases in conference call volume. As such, the Company recommends that parties participate by joining the webcast. Alternatively, if the webcast is not practical, attendees may listen to the conference call by dialing (855) 982-6676 and entering conference ID 2767504. The international dial-in access number is (614) 999-9188.

The Company will post an archive of the webcast following the call on the PAE Investor Relations website.

Forward-Looking Statements

This press release may contain a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to management’s assumptions, expectations, projections, intentions and/or beliefs about future events or occurrences, and include, but are not limited to, statements about PAE’s possible or assumed future results of operations and cash flows, financial results, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, potential impact of COVID-19, effects of regulation, backlog, estimation of resources for contracts, risks related to IDIQ contracts, risks related to integration of acquisitions, strategy for and management of growth, needs for additional capital, risks related to U.S. government contracting generally, including congressional approval of appropriations, and bid protests. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,”

“intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside PAE’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause actual results to differ include a loss of contracts with the U.S. federal government or its agencies or other state, local or foreign governments or agencies, including as a result of a reduction in government spending; service failures or failures to properly manage projects; issues that damage our professional reputation; disruptions in or changes to prices relating to our supply chain, including as a result of difficulties in the supplier qualification process; failures on the part of our subcontractors or joint venture partners to perform their contractual obligations; failures to maintain strong relationships with other contractors; the impact of a negative audit or other investigation; failure to comply with numerous laws and regulations regarding procurement, anti-bribery and organizational conflicts of interest; inability to comply with the laws and other security requirements governing access to classified information; inability to share information from classified contracts with investors; impact of implementing various data privacy and cybersecurity laws; costs and liabilities arising under various environmental laws and regulations; various claims, litigation and other disputes that could be resolved against PAE; delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; risks related to mergers and acquisitions, including our ability to realize the benefits of any such transactions in a manner consistent with our expectations and integration risks; risks from operating internationally; the effects of COVID-19 and other pandemics or health epidemics, including disruptions to our workforce and the impact on government spending; disruptions caused by natural or environmental disasters, terrorist activities or other events outside our control; issues arising from cybersecurity threats or intellectual property infringement claims; the loss of members of senior management; the inability to attract, train or retain employees with the requisite skills, experience and security clearances; the impact of the expiration of our collective bargaining agreements; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our reports filed with the Securities and Exchange Commission (“SEC”).

Forward-looking statements included in this release speak only as of the date of this release. PAE does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

About PAE

For more than 65 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of approximately 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

For investor inquiries regarding PAE:

Mark Zindler
Vice President Investor Relations
PAE
703-717-6017
mark.zindler@pae.com

For media inquiries regarding PAE:

Terrence Nowlin
Senior Communications Manager
PAE
703-656-7423
terrence.nowlin@pae.com

PAE Incorporated
Condensed Consolidated Statement of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020
Revenues	$747,198	$643,303	$1,495,765	$1,260,556
Cost of revenues	564,952	496,678	1,131,618	961,886
Selling, general and administrative expenses	142,776	105,451	288,067	242,777
Amortization of intangible assets	12,631	8,047	24,846	16,094
Total operating expenses	720,359	610,176	1,444,531	1,220,757
Program profit	26,839	33,127	51,234	39,799
Other operating income net	3,922	1,168	5,723	1,954
Operating income	30,761	34,295	56,957	41,753
Interest expense, net	(13,160)	(13,757)	(25,674)	(34,705)
Other income, net	(66)	(19,467)	1,134	10,645
Income before income taxes	17,535	1,071	32,417	17,693
Expense (benefit) from income taxes	2,626	3,752	5,235	(5,776)
Net income (loss)	14,909	(2,681)	27,182	23,469
Noncontrolling interest in earnings of ventures	559	765	(552)	931
Net income (loss) attributed to PAE Incorporated	$14,350	$(3,446)	$27,734	$22,538

Net income (loss) per share attributed to PAE Incorporated:
Basic	$0.15	$(0.04)	$0.30	$0.30
Diluted	$0.15	$(0.04)	$0.29	$0.30

Weighted average shares outstanding
Basic	93,097,652	92,044,098	92,860,800	75,890,028
Diluted	95,511,269	92,787,379	95,193,549	76,273,931

PAE Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value amounts)

	June 27,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$94,710	$85,908
Accounts receivable, net	605,060	585,511
Prepaid expenses and other current assets	63,367	61,607
Total current assets	763,137	733,026
Property and equipment, net	38,229	27,615
Investments	20,361	18,272
Goodwill	593,171	590,668
Intangible assets, net	233,364	258,210
Operating lease right-of-use assets, net	195,245	191,370
Other noncurrent assets	12,938	10,209
Total assets	$1,856,445	$1,829,370
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$174,651	$152,962
Accrued expenses	118,918	114,222
Customer advances and billings in excess of costs	88,903	106,475
Salaries, benefits and payroll taxes	145,905	145,186
Accrued taxes	11,689	15,582
Current portion of long-term debt, net	6,611	5,961
Operating lease liabilities, current portion	47,257	46,756
Other current liabilities	39,615	45,037
Total current liabilities	633,549	632,181
Deferred income taxes, net	10,324	4,389
Long-term debt, net	863,893	860,306
Long-term operating lease liabilities	150,824	145,569
Warrant liability	49,333	50,467
Other long-term liabilities	31,932	30,273
Total liabilities	1,739,855	1,723,185
Stockholders' equity:
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value per share: 210,000,000 shares authorized; 93,069,815 and 92,040,654 shares issued and outstanding as of June 27, 2021 and December 31, 2020, respectively	9	9
Additional paid-in capital	170,245	188,685
Accumulated deficit	(88,887)	(116,621)
Accumulated other comprehensive loss	1,510	1,876
Total PAE Incorporated stockholders' equity	82,877	73,949
Noncontrolling interests	33,713	32,236
Total liabilities and stockholders' equity	$1,856,445	$1,829,370

PAE Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	June 27,	June 28,
	2021	2020
Operating activities
Net income (loss)	$14,909	$(2,681)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,479	2,489
Amortization of intangible assets	12,631	8,047
Amortization of debt issuance cost	795	1,758
Stock-based compensation	2,355	3,700
Net undistributed income from unconsolidated ventures	(4,157)	(1,076)
Deferred income taxes, net	3,739	(4,214)
Change in fair value of warranty liability	67	19,467
Other non-cash activities, net	(670)	134
Changes in operating assets and liabilities, net:
Accounts receivable, net	(42,685)	(11,262)
Accounts payable	(3,199)	(15,130)
Accrued expenses	(2,333)	10,137
Customer advances and billings in excess of costs	14,705	1,059
Salaries, benefits and payroll taxes	(12,951)	25,617
Prepaid expenses and other current assets	5,645	738
Other current and noncurrent liabilities	11,160	(556)
Investments	3,384	951
Other noncurrent assets	(14,236)	6,871
Accrued taxes	(3,497)	(1,374)
Net cash (used in) provided by operating activities	(11,859)	44,675
Investing activities
Expenditures for property and equipment	(11,966)	(1,193)
Proceeds from sales of property	9	—
Acquisition of Metis Solutions Corporation, net of acquired cash	(521)	—
Acquisition of CENTRA Technology Inc, net of acquired cash	(1,441)	—
Acquisition of noncontrolling interest	(8)	—
Other investing activities, net	(1)	37
Net cash used in investing activities	(13,928)	(1,156)
Financing activities
Net contributions from noncontrolling interests	—	1,800
Borrowings on long-term debt	105,383	468
Repayments on long-term debt	(102,584)	(7,920)
Recapitalization from merger with Gores Holdings III, Inc.	—	5
Payment of underwriting and transaction costs	—	1
Other financing activities, net	(825)	(292)
Net cash used in financing activities	1,974	(5,938)
Effect of exchange rate changes on cash and cash equivalents	373	1,098
Net (decrease) increase in cash and cash equivalents	(23,440)	38,679
Cash and cash equivalents at beginning of period	118,150	99,790
Cash and cash equivalents at end of period	$94,710	$138,469

Supplemental cash flow information
Cash paid for interest	$15,869	$12,378
Cash paid for taxes	$6,802	$1,273

PAE Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended
	June 27,	June 28,
	2021	2020
Operating activities
Net income	$27,182	$23,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,747	5,072
Amortization of intangible assets	24,846	16,094
Amortization of debt issuance cost	1,572	7,821
Stock-based compensation	4,625	3,700
Net undistributed income from unconsolidated ventures	(6,568)	(1,739)
Deferred income taxes, net	6,557	(14,110)
Change in fair value of Warrant liability	(1,133)	(14,132)
Other non-cash activities, net	(810)	404
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(20,000)	9,607
Accounts payable	21,838	(17,547)
Accrued expenses	5,002	9,845
Customer advances and billings in excess of costs	(17,571)	19,282
Salaries, benefits and payroll taxes	1,000	4,310
Prepaid expenses and other current assets	(2,910)	(841)
Other current and noncurrent liabilities	528	(5,101)
Investments	4,758	1,701
Other noncurrent assets	(6,237)	11,600
Accrued taxes	(3,889)	(3,847)
Net cash provided by operating activities	43,537	55,588
Investing activities
Expenditures for property and equipment	(14,400)	(1,597)
Proceeds from sales of property	231	—
Acquisition of Metis Solutions Corporation, net of acquired cash	(521)	—
Acquisition of CENTRA Technology Inc, net of acquired cash	(1,441)	—
Acquisition of noncontrolling interest	(14,308)	—
Other investing activities, net	(373)	37
Net cash used in investing activities	(30,812)	(1,560)
Financing activities
Net contributions from noncontrolling interests	490	1,950
Borrowings on long-term debt	125,383	60,468
Repayments on long-term debt	(122,584)	(204,464)
Payment of debt issuance costs	—	(964)
Recapitalization from merger with Gores Holdings III, Inc.	—	605,713
Payment of underwriting and transaction costs	—	(27,267)
Distribution to selling stockholders	—	(419,548)
Stock-based compensation tax withholding obligation	(5,659)	—
	(825)	(292)
Net cash (used in) provided by financing activities	(3,195)	15,596
Effect of exchange rate changes on cash and cash equivalents	(728)	810
Net increase in cash and cash equivalents	8,802	70,434
Cash and cash equivalents at beginning of period	85,908	68,035
Cash and cash equivalents at end of period	$94,710	$138,469
Supplemental cash flow information
Cash paid for interest	$27,846	$23,278
Cash paid for taxes	$7,273	$2,796

PAE INCORPORATED
SEGMENT DATA
(in thousands)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020
Revenues
GMS	$511,343	$507,854	$1,032,904	$965,298
NSS	235,855	135,449	462,861	295,258
Consolidated revenues	$747,198	$643,303	$1,495,765	$1,260,556

Operating income
GMS	$28,700	$31,537	$53,214	$44,140
NSS	9,248	7,725	20,638	12,092
Corporate	(7,187)	(4,967)	(16,895)	(14,479)
Consolidated operating income	$30,761	$34,295	$56,957	$41,753

Amortization of intangible assets
GMS	$4,161	$4,115	$8,322	$8,231
NSS	8,470	3,932	16,524	7,863
Consolidated amortization of intangible assets	$12,631	$8,047	$24,846	$16,094

PAE INCORPORATED
BACKLOG
(in thousands)

	As of	As of
	June 27,	December 31,
	2021	2020
Global Mission Services:
Funded backlog	$498,080	$946,711
Unfunded backlog	4,215,995	4,445,442
Total GMS backlog	$4,714,075	$5,392,153

National Security Solutions:
Funded backlog	$678,799	$476,618
Unfunded backlog	2,050,131	2,046,634
Total NSS backlog	$2,728,930	$2,523,252

Total:
Funded backlog	$1,176,879	$1,423,329
Unfunded backlog	6,266,126	6,492,076
Total backlog	$7,443,005	$7,915,405

Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts and task orders as work is performed and excludes contract awards which have been protested by competitors until the protest is resolved in our favor. PAE segregates backlog into two categories, funded backlog and unfunded backlog.

Funded backlog refers to the value on contracts for which funding is appropriated less revenues previously recognized on these contracts.

Unfunded backlog represents the estimated future revenues to be earned from negotiated contracts for which funding has not been appropriated or authorized, and unexercised priced contract options. Unfunded backlog does not include any estimate of future potential task orders expected to be awarded under indefinite delivery, indefinite quantity contracts, U.S. General Services Administration schedules or other master agreement contract vehicles.

Non-GAAP Financial Measures

The Company uses EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating income per segment and adjusted operating income margin per segment as supplemental non-GAAP measures of performance. PAE defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA and adjusted operating income per segment exclude certain amounts included in EBITDA as provided in the reconciliations provided herein. Adjusted EBITDA is equal to the sum of adjusted operating income for each segment. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenues expressed as a percentage and adjusted operating income margin is calculated as adjusted operating income divided by revenues expressed as a percentage.

For 2021 and 2020, the Company’s net income was impacted by certain events, as described in the footnotes to the reconciliation tables, that do not reflect the cost of our operations and which may affect the period-over-period assessment of operating results. The non-GAAP financial measures demonstrate the impact of these events.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s board utilize these non-GAAP measures to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. PAE believes these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance.

In addition to the above non-GAAP financial measures, the Company has included backlog, net bookings, and book-to-bill ratio in this release. Backlog is an operational measure representing the estimated amount of future revenues to be recognized under negotiated contracts and task orders as work is performed and excludes contract awards which have been protested by competitors until the protest is resolved in our favor. Net bookings are an operational measure representing the change in backlog between reporting periods plus reported revenue for the period and book-to-bill ratio is an operational measure representing net bookings divided by reported revenues for the same period. We believe backlog, net bookings and book-to-bill ratio are useful metrics for investors because they are an important measure of business development performance and revenue growth. These metrics are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented.

Reconciliation of GAAP net income to Adjusted EBITDA, a non-GAAP Measure - Company
(in thousands)
	Three Months Ended			Six Months Ended
	June 27,	June 28,		June 27,	June 28,
	2021	2020	Change	2021	2020	Change
Net income (loss) attributed to PAE Incorporated	$14,350	$(3,446)	$17,796	$27,734	$22,538	$5,196
Interest expense, net	13,160	13,757	(597)	25,674	34,705	(9,031)
Provision for taxes	2,626	3,752	(1,126)	5,235	(5,776)	11,011
Depreciation and amortization	15,110	10,536	4,574	29,593	21,166	8,427
M&A and Integration costs	2,615	(752)	3,367	4,448	23,228	(18,780)
Disposal of assets	—	—	—	—	—	—
Non-core expenses (1)	468	1,195	(727)	1,534	1,453	81
Non-cash items (2)	—	—	—	—	—	—
Equity based compensation (3)	3,624	3,519	105	5,555	3,519	2,036
Other (4)	1,357	19,838	(18,481)	566	(10,788)	11,354
Adjusted EBITDA	$53,310	$48,399	$4,911	$100,339	$90,045	$10,294
Adjusted EBITDA margin	7.1%	7.5%		6.7%	7.1%

Reconciliation of GAAP operating income to adjusted operating income, a non-GAAP Measure - GMS
(in thousands)
	Three Months Ended			Six Months Ended
	June 27,	June 28,		June 27,	June 28,
	2021	2020	Change	2021	2020	Change
Operating income	$28,700	$31,537	$(2,837)	$53,214	$44,140	$9,074
Corp operating loss allocation (5)	(5,619)	(3,918)	(1,701)	(13,293)	(10,968)	(2,325)
Corp other income (loss) allocation (6)	(52)	(15,359)	15,307	896	6,958	(6,062)
Corporate NCI allocation	(492)	(804)	312	433	(1,026)	1,459
Depreciation and amortization	6,104	6,057	47	11,966	12,208	(242)
M&A and Integration costs	2,044	553	1,491	3,493	16,465	(12,972)
Disposal of assets	—	—	—	—	—	—
Non-core expenses (1)	366	943	(577)	1,209	1,134	75
Equity based compensation (3)	2,833	2,777	56	4,360	2,777	1,583
Other (4)	710	15,652	(14,942)	85	(6,936)	7,021
Adjusted operating income	$34,594	$37,438	$(2,844)	$62,363	$64,752	$(2,389)
Adjusted operating income margin	6.8%	7.4%		6.0%	6.7%

Reconciliation of GAAP operating income to adjusted operating income, a non-GAAP Measure - NSS
(in thousands)
	Three Months Ended			Six Months Ended
	June 27,	June 28,		June 27,	June 28,
	2021	2020	Change	2021	2020	Change
Operating income	$9,248	$7,725	$1,523	$20,638	$12,092	$8,546
Corp operating loss allocation (5)	(1,569)	(1,048)	(521)	(3,603)	(3,511)	(92)
Corp other income (loss) allocation (6)	(15)	(4,108)	4,093	237	3,688	(3,451)
Corporate NCI allocation	(67)	39	(106)	119	95	24
Depreciation and amortization	9,006	4,479	4,527	17,627	8,958	8,669
M&A and Integration costs	571	(1,305)	1,876	955	6,762	(5,807)
Disposal of assets	—	—	—	—	—	—
Non-core expenses (1)	102	252	(150)	326	319	7
Non-cash items (2)	—	—	—	—	—	—
Equity based compensation (3)	791	743	48	1,196	743	453
Other (4)	647	4,187	(3,540)	481	(3,852)	4,333
Adjusted operating income	$18,714	$10,964	$7,750	$37,976	$25,294	$12,682
Adjusted operating income margin	7.9%	8.1%		8.2%	8.6%

(1) Non-core expenses include certain professional fees, gain/loss on disposal of fixed assets, settlements and certain severance costs.

(2) Non-cash items include idle facilities charges for facilities the Company no longer occupies, pension curtailment costs and unrealized FX gains/losses.

(3) Equity based compensation reflects costs associated with the issuance of restricted stock units and performance-based restricted stock units to PAE employees and independent directors.

(4) Other costs include adjustments to offset capitalized internal labor, state income taxes that were not captured in reported income tax expense and warrant-related expenses.

(5) Corporate operating loss allocation includes certain selling, general and administrative, depreciation and amortization costs that cannot be assigned to a specific segment; this cost is allocated based on proportionate segment revenues for the period in which the cost is incurred.

(6) Corporate other income (loss) allocation includes changes in the fair value of the warrants and transaction expenses allocated to the warrants.